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              ALLIANCE GLOBAL SMALL CAP FUND, INC.

                     ARTICLES OF RESTATEMENT


         ALLIANCE GLOBAL SMALL CAP FUND, INC., a Maryland

Corporation, having its principal office in the city of Baltimore

(hereinafter called the "Corporation"), hereby certifies to the

State Department of Assessments and Taxation of Maryland, that:

         I.   The Corporation desires to restate its Charter as

currently in effect.

         II.  The Charter as restated is as follows:

         "FIRST:  We, the subscribers, Stephen K. West, Nicholas

J. Coolidge and Walter F. Gilges, the post office address of all of whom is 48 Wall Street, New York, New York 10005, all being of full legal age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations,

associate ourselves with the intention of forming a corporation.



                              NAME



         SECOND:  The name of the corporation (hereinafter called

the "Corporation") is Alliance Global Small Cap Fund, Inc.






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                            PURPOSES



         THIRD:  The purpose or purposes for which the

Corporation is formed and the business or objects to be

transacted, carried on and promoted by it, are as follows:



         A. To engage in the business of holding, investing, reinvesting, or otherwise placing the funds of the Corporation in securities (as defined herein); to acquire through purchase, exchange, subscription, or otherwise, to own, hold and possess for investment, resale, or otherwise, and to dispose of and to exercise all rights, powers, and privileges with reference to such business or incident to ownership, use and enjoyment of such funds or of securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, or otherwise deal with, dispose of, use, exercise, or enjoy any rights, title, interest, powers or privileges under or with references to any securities owned or held, including the payment of any assessments, subscriptions and other sums of money the Corporation may deem expedient for the protection of its interest as owner or holder of such securities, and to invest or utilize the proceeds, interest, dividends, or other returns therefrom in such manner as is consistent with the purposes, business, or objects of the Corporation.

         B. To issue and sell its shares in such amounts, on such terms and conditions, for such purposes and for such consideration now or hereafter permitted by the laws of Maryland, by these Articles of Incorporation and by the Investment Company Act of 1940 as its Board of Directors may determine; provided, however, that, except upon conversion of outstanding convertible securities or in connection with a merger, consolidation, acquisition of substantially all of the assets of another corporation or other reorganization, the consideration per share to be received by the Corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time as of which the computation of such net asset value shall be made; and further provided; that the Corporation shall not sell any of its shares (i) to any officer or director of the Corporation, (ii) to any Manager, or (iii) to any officer, director or partner of, or person owning of record 10% or more of the stock of, any Manager,


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    unless (a) the sale is made to any such person or
    organization acting as underwriter in connection with the sale of capital stock issued by the Corporation , or (b) if the Corporation's capital stock is available to the public, the sale is made a price not less than the price then available to the public or such lower price as may be permitted under rules of the Securities and Exchange Commission, and the Corporation is advised that the purchase is being made for investment and that the purchaser will advise the Corporation of any sale of shares of capital stock of the Corporation made by the purchaser less than two months after the date of any purchase by the purchaser of shares of the capital stock of the Corporation, or (c) if the Corporation's capital stock is not available to the pubic, the sale is made at a price as determined by the Board of Directors.

         C. To acquire, through purchase, exchange, or otherwise, hold, dispose of, transfer, reissue or cancel its own shares in any manner and to the extent now or hereafter permitted by the laws of Maryland, by these Articles of Incorporation and by the Investment Company Act of 1940, without the vote or consent of the holders of any class of stock of the Corporation.

         D. To have one or more officers within or without the State of Maryland, to carry on all or any of its operations, and to conduct its business, so far as permitted by law, in any and all states, territories, dependencies and colonies of the United States, its possessions, and in the District of Columbia and in foreign countries.

         E. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any person; and in connection therewith to make or enter into such deeds or contracts with any persons, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person lawfully could.

         F. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from the terms of any other clause


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of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                       ADDRESS IN MARYLAND

         FOURTH: The post office address of the place at which the principal office of the Corporation in the State of Maryland will be located is 32 South Street, Baltimore, Maryland 21202 in the care of The Corporation Trust Incorporated.

         The Corporation's resident agent is The Corporation
Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident is a Corporation of the State of Maryland.

                          CAPITAL STOCK

         FIFTH:

         A. The total number of shares which the Corporation has authority to issue is twenty-five million (25,000,000) shares of capital stock of the par value of one dollar ($1.00) each consisting of 12,500,000 shares designated "Class A Common Stock" and 12,500,000 shares designated "Class B Common Stock," having an aggregate par value of $25,000,000. The shares of the Corporation's capital stock issued and outstanding at the effective time of the amendment adding this provision, are hereby reclassified as "Class A Common Stock."

         B. Each share of the capital stock of the Corporation shall be subject to the following provisions:

              1. The proceeds to the Corporation from sales of shares of the Class A Common Stock and the Class B Common Stock shall be jointly invested in the same investment portfolio of the Corporation. Shares of the


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         Class A Common Stock and the Class B Common Stock shall
         be subject to all provisions of the Charter of the Corporation and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

                   (a)  The dividends and distributions of
              investment income and capital gains with respect to the Class A Common Stock and the Class B Common Stock shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from dividends and distributions of investment income and capital gains with respect to the other class of Common Stock to reflect differing allocations of the expenses of the Corporation between the holders of the Class A Common Stock and the holders of the Class B Common Stock and any resultant differences between the net asset value of the Class A Common Stock and the net asset value of the Class B Common Stock to such extent and for such purposes as the Board of Directors may deem appropriate. Dividends or distributions declared on a class of Common Stock shall be paid only out of the lawfully available net assets belonging to that class.

                   (b)  In the event of liquidation or
              dissolution of the Corporation, the stockholders of each class of Common Stock shall be entitled to receive the net assets belonging to that class.

                   (c) The net asset value of each class of the Common Stock shall be determined as provided in Article EIGHTH.

                   (d) The proceeds of the redemption of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Class B Common Stock pursuant to the terms of the initial issuance of the shares (to the extent consistent with the Investment Company Act of 1940, as amended, or regulations or exemptions thereunder) and the Corporation shall promptly pay to such distributor the amount of such deferred sales charge.




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                   (e)  The holders of the Class A Common Stock
              shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class A Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class B Common Stock. The holders of the Class B Common Stock shall have (i) exclusive rights with respect to provisions of any Plan adopted by the Corporation, applicable to the Class B Common Stock and (ii) no voting rights with respect to any provisions of any Plan applicable to the Class A Common Stock.

                   (f)(i) Each share of the Class B Common Stock,
              other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the date that is the first Corporation business day in the month following the month in which the eighth anniversary date of the date of issuance of the share falls (the "Conversion Date").

                  (ii)  Each share of Class B Common Stock
              purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (f)(i) hereof bears to the total number of shares of the Class B Common Stock of the holder on the Conversion Date (immediately prior to conversion) not purchased through the automatic



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              reinvestment of dividends or distributions with
              respect to the Class B Common Stock.

                 (iii)  The number of shares of the Class A
              Common Stock into which a share of the Class B Common Stock is converted pursuant to paragraphs
              (f)(i) and (f)(ii) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof on the Conversion Date.

                  (iv) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates representing shares of the Class A Common Stock resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

              2.   Each holder of the capital stock of the
         Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation, at a redemption price equal to the net asset value of such shares determined as hereinafter set forth, less a charge, not to exceed one percent (1%) of such net asset value, if and as fixed by resolution of the Board of Directors of the Corporation from time to time.

              3. In addition, the Board of Directors is hereby empowered to authorize the purchase by the Corporation, either directly or through an agent, of shares of the capital stock of the Corporation (upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable) out of capital or earned surplus at prices not in excess of their net asset


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         value, determined by the net asset value used in the
         calculation of the retail offering price of shares of the Corporation, at the time such shares are purchased, and to take all other steps deemed necessary or advisable in connection therewith, less a charge, not to exceed one percent (1%) of such net asset value, if and as fixed by the resolution of the Board of Directors of the Corporation from time to time.

              4. Notwithstanding the foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock or may suspend any voluntary purchase of such capital stock:

                   (a)  for any period (i) during which the New
              York Stock Exchange is closed other than the customary week end and holiday closings, or
              (ii) during which trading on the New York Stock Exchange is restricted;

                   (b) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or

                   (c) for such other periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of security holders of the Corporation.

              5.   All shares of the capital stock of the
         Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the shareowner, in the sense used in the General Laws of the State of Maryland authorizing the formation of corporations, at the Redemption Price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not


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         be reduced by the number of any shares redeemed or
         repurchased by it.

              6. The net asset value of each share of capital stock of the Corporation surrendered to the Corporation for redemption pursuant to the provisions of paragraph
         B.2 of Article FIFTH of these Articles of Incorporation shall be determined as of the close of business on the first full business day on which the New York Stock Exchange is open next succeeding the date on which such capital stock is so surrendered or such other time or times as may be established by the Board of Directors in its absolute discretion, except that if the Board of Directors so determines, in determining net asset value for this purpose there may be deducted from the market value of all securities listed or traded in on any exchange brokerage charges, stamp taxes and odd-lot premiums substantially at the rates that would be applicable if such securities were then being sold.

              7. The net asset value of each share of the capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined either as of the close of business on the last business day on which the New York Stock Exchange was open next preceding the date on which a subscription to such stock was accepted, or in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

              8. Payment of the Redemption Price of capital stock of the Corporation surrendered to it for redemption pursuant to the provisions of paragraph B.2 of Article FIFTH of these Articles of Incorporation shall be made by the Corporation within seven days after surrender of such stock to the Corporation for such purpose. Any such payment may be made in whole or in part, in portfolio securities, or in cash, as the Board of Directors shall deem advisable, and no shareowner shall have the right, other than as determined by the Board of Directors, to have his shares redeemed in portfolio securities.

         C. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the


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    total number of shares outstanding and entitled to vote
    thereon pursuant to the provisions of these Articles of Incorporation.

         D. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

         E. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                            DIRECTORS

         SIXTH: The By-Laws of the Corporation may fix the number of directors at a number other than four and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be shareowners.

                          MISCELLANEOUS

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the shareowners:

         A. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation, and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:





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    1.   To make, alter, amend or repeal from time to time By-
         Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

    2. To authorize the purchase of shares of the Corporation in the open market or otherwise, at prices not in excess of their asset value, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

    3. To determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes annual or other net profits, total assets (as defined herein) and the net asset value (as defined herein) of the shares of the Corporation; from time to time to fix and vary the amount to be reserved as working capital; to set apart out of any surplus of the Corporation such reserves in such amounts and for such proper purposes as it shall determine and to abolish any such reserves or any part thereof; to determine the matters mentioned in paragraph C of the definition of net asset value, contained in Article EIGHTH hereof, with the force and effect provided by said paragraph.

    4. To distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the shareowners of record as of such date, as the Board of Directors may determine, but if a dividend is declared from any source other than net income (excluding from such income, for the purposes of this paragraph, net realized gains from the sale or other disposition of assets) the source of such dividend shall be disclosed to the shareowners receiving the same prior to or concurrently with the payment thereof.

    5. To determine in their discretion the manner and purposes of the allocation of brokerage commissions to be paid by the Fund and the selection of the brokers and dealers that shall receive or share directly or indirectly in any such commission and the basis of such receiving or sharing therein, including, but not limited to, sales of shares of the Fund and any other funds having the same investment adviser and statistical and other information and wire and other services provided to the Fund or the Manager.

         B.   The Corporation will not:




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              1.   lend any of its assets to the Sponsor or
         Manager or to any officer or director of the Sponsor or Manager or of this Corporation;

              2. permit any officer or director, or any officer or director of the Sponsor or Manager, to deal for or on behalf of the Corporation with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest;

    provided that the foregoing provisions shall not prevent:

                        (a)  officers and directors of the
              Corporation from buying, holding or selling shares in the Corporation, or from being partners, officers or directors of or otherwise financially interested in the Sponsor or the Manager;

                        (b)  purchases of investments for the
              portfolio of the Corporation or sales of investments owned by the Corporation through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or director of the Corporation if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services;

                        (c)  the purchase or retention in the
              portfolio of the Corporation of securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the Corporation or of the Manager if after the purchase of the securities of such issuers by the Corporation one or more of such officers or directors owns beneficially more than one-half of one percent (1/2 of 1%) of the shares which securities, or both, of such issuer and such officers and directors owning more than one-half of one percent (1/2 of 1%) of such shares or securities together owned beneficially more than five percent (5%) of such shares or securities;

                        (d)  the purchase of additional
              securities from any corporation or association upon the exercise of rights issued to the Corporation as a part of a general offering to the holders of securities of such corporation or association;

                        (e)  employment of legal counsel,
              registrar, transfer agent, dividend disbursing


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              agent or custodian who is, or has a partner,
              shareholder, officer or director who is, an officer or director of the Corporation, if only customary fees are charged for services to the Corporation;

                        (f)  sharing statistical and research
              expenses and office hire and expenses with any other investment company in which an officer or director of the Corporation is an officer or director or otherwise financially interested.

         C. The Corporation may enter into advisory or supervisory contracts and other contracts with, and may otherwise do business with, the firm of F. Eberstadt & Co., Managers & Distributors, Inc. or other Managers and Sponsors notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers or employees of said corporation or other Managers and Sponsors, or their affiliates, successors or assigns and officers of the Corporation may have been or may be or become directors, officers or employees of said corporation or other Managers and Sponsors or their affiliates, successors or assigns, and notwithstanding that said corporation or other Managers and Sponsors or their affiliates, successors or assigns may act as Managers or Sponsors to other investment companies investing in securities similar to or identical with those owned by the Corporation and may at or about the same time recommend, purchase or sell the same securities for the Corporation and such other investment companies, and in the absence of fraud the Corporation and said corporation or other Managers and Sponsors and their affiliates, successors and assigns may deal freely with each other, and neither such advisory or supervisory contract nor any other contract or transaction between the Corporation and said corporation or other Managers and Sponsors or their affiliates, successors or assigns shall be invalidated or in any manner affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any shareowner or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contract or transaction; providing that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided always that such contract or transaction shall have been on terms that were not unfair at the time at which it was entered into.



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

         D. The Corporation is adopting its corporate title by permission of Mr. F. Eberstadt, and the Corporation's right to use the name "Eberstadt" is subject to the right of Mr.
     F. Eberstadt or his estate or assigns at any time to elect that the Corporation stop using the name "Eberstadt" in any form or combination as part of its name, in any literature or reference whatsoever. All proprietary interest in the name "Eberstadt" shall remain exclusively the property of Mr. F. Eberstadt, and at the written request of Mr. F. Eberstadt or his estate or assigns, delivered to the Corporation at its principle office in New York, New York, the Corporation shall forthwith stop using the name "Eberstadt" in accordance with the provision of such request. The provisions hereof are binding upon the Corporation, its directors, officers, shareowners, creditors, and all other persons claiming under or through it. The terms of this paragraph do not preclude the use of the name "Eberstadt" by any other person or organization, whether now existing or hereafter created, to which Mr.
     F. Eberstadt may grant the right to use such name.

         E. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the shareowners.

         F. Except as required by law, the holders of shares of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

         G. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than two million, five hundred thousand dollars ($2,500,000), and the funds and securities held by the Corporation shall be kept in the custody of one or more of such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that (1) the Corporation or any such custodian or custodians may deposit the securities of the Corporation in one or more securities depositories to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder and (2) the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.

         H. Any vote authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board


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

     of Directors to determine the value of assets and may divide, or authorize the Board of Directors to divide, such assets among the shareowners in such manner that every shareowner will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution.

                           DEFINITIONS

         EIGHTH: As used in these Articles of Incorporation and by the By-Laws of the Corporation, the following terms shall have the meanings indicated:

         "Manager" shall mean any corporation, firm or association which may at the time have an advisory or supervisory contract with this Corporation pursuant to the provisions herein.

         "Person" shall mean a natural person, corporation, joint stock company, firm, association, partnership, trust, syndicate, combination or organization.

         "Shareowner" shall mean "stockholder" as the latter term is used in the Corporation Law of the State of Maryland.

         "Securities" shall mean any stocks, bonds, debentures, notes, certificates of deposits issued by banks, or other evidences of indebtedness commonly known as "securities", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

         "Sponsor" shall mean any one or more corporations, firms or associations which have distributors' contracts in effect with this Corporation providing that redeemable shares issued by this Corporation shall be offered and sold by such Sponsor at prices based on net asset value as determined from time to time in the manner provided herein.

         "Net asset value" of any share of the Corporation outstanding (exclusive of treasury stock) shall be determined, by or pursuant to the direction of the Board of Directors, in accordance with the following paragraphs A to C inclusive:

         A.   Net asset value shall be determined by dividing:

    1. The total value of the assets of the Corporation determined as provided in paragraph B below (except that there may be added to the market value of all securities listed or traded in on any exchange, if the Board of

         Directors so determines, brokerage, stamp taxes and odd-lot premiums at, or substantially at, the rates which would be applicable if such securities were being presently purchased), less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the Corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any or all debts, obligations, liabilities, or claims of any and every kind and nature, fixed, accrued, unmatured or contingent, including the estimated accrued expense of management and supervision, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise) but excluding the Corporation's liability upon its shares and its surplus, by:

    2. The total number of shares of the Corporation outstanding (shares sold by the Corporation whether or not paid for being treated as outstanding and shares purchased or redeemed by the Corporation whether or not paid for and treasury shares being treated as not outstanding).

    3. The net asset value of a share of the Class A Common Stock and the net asset value of a share of the Class B Common Stock shall be separately computed, and may vary from one another. The Board of Directors shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of the Corporation between the Class A Common Stock and the Class B Common Stock.

         B. In determining for the purposes of these Articles of Incorporation the total value of the assets of the Corporation at any time, securities shall be taken at their market value and all other assets at fair value, determined as follows:

    1. The market value of each security that shall be listed or traded in on the New York Stock Exchange or the American Stock Exchange shall be determined by the price of the last reported sale of such security, ascertained by any method which may be selected by or under the direction of the Board of Directors, on either of said exchanges on the date as of which such market value is being determined. In case there has been no such sale of such security on such date, then such market value shall be fixed by or pursuant to the authorization of the Board of Directors, but at not less than the last bid price or more than the last asked price, if any, on either of such exchanges for such security on such date so ascertained.

    2. The market value of each security that shall not be listed or traded in on the New York Stock Exchange or the American Stock Exchange shall be determined by any quotation or method approved by or pursuant to the direction of the Board of Directors.

    3. Dividends declared but not yet received and rights in respect of securities quoted ex-dividend or ex-rights shall be included at the fair value thereof as determined by or pursuant to the direction of the Board of Directors, which may, but need not be, the fair value so determined on the day the particular securities are first quoted ex-dividend or ex-rights.

    4. The fair value of any other assets of the Corporation (or the value of any of the assets mentioned in paragraph 1, 2 or 3 in situations not covered thereby or in the event of the closing of the New York Stock Exchange or any other happening determined by the Board of Directors in their discretion to make other methods of valuation advisable) shall be determined in accordance with generally accepted accounting principles in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

         C. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation, as to the market value of any security or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate securities in orderly fashion, as to the extent to which it is practicable to deliver a cross-section of the portfolio of the Corporation in payment for any shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid. Nothing in this paragraph C shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its securityholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                     LIMITATION OF LIABILITY
                       AND INDEMNIFICATION

         NINTH:

         A. To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

         B. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

         C. No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         D. References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                           AMENDMENTS

         TENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that might, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the shareowners of the Corporation by this Articles of Incorporation are subject to the provisions of this Article TENTH."

         III. The provisions set forth in these Articles of

Restatement constitute all of the provisions of the Charter of the Corporation currently in effect.

         IV.  The restatement of the Charter of the Corporation

has been approved by a majority of the entire board of directors.

The Corporation has eight directors currently in office.  These directors are O. John Anderson, David H. Dievler, Alexander E.

Holstein, Jr., Clifford L. Michel, Stephen E. O'Neil, Arthur J.

Samberg, William A. Stenson and Harry Ugarte.

         V. The Charter is not amended by these Articles of

Restatement.

         VI.  The current address of the principal office of the

Corporation and the name and address of the resident agent of the

Corporation are set forth in the Charter as restated.

         IN WITNESS WHEREOF, Alliance Global Small Cap Fund,

Inc., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on

September   , 1990.



                                  ALLIANCE GLOBAL SMALL CAP
                                  FUND, INC.



                                  By:  /s/ David H. Dievler
                                       ____________________
                                           David H. Dievler
                                           President


Attested:

[Seal]



/s/ Mary A. Barry
_______________________
    Mary A. Barry
    Secretary


         THE UNDERSIGNED, President of Alliance Global Small Cap Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Restatement, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Restatement to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof of said Articles of Restatement are true in all material respects, under the penalties of perjury.



                                  /s/  David H. Dievler
                                  ____________________
                                       David H. Dievler
                                       President




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